                                                                   EXHIBIT 10.12

                               TENTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         ESCALADE, INCORPORATED, an Indiana corporation (the "Company"), and BANK ONE, INDIANA, National Association, a national banking association (the "Bank") being parties to that certain Amended and Restated Credit Agreement dated as of May 31, 1996 as amended from time to time through the date hereof (collectively the "Agreement"), hereby agree to amend the Agreement by this Tenth Amendment to Amended and Restated Credit Agreement (the "Tenth Amendment"), on the terms and subject to the conditions set forth as follows:

1.       DEFINITIONS.

         a. Terms used in this Tenth Amendment with their initial letter capitalized which are not defined herein shall have the meanings ascribed to them in the Agreement.

         b. The following definitions set forth in Section 1 of the Agreement are hereby amended and restated in their entirety to read as follows:

o "Applicable Rate" means that number of percentage points to be taken into account in determining the Applicable Spread which is used in computing the rate at which interest accrues on the Loan and, the Applicable Unused Fee Rate which is used in calculating the Unused Fee. Initially, from the date of the Tenth Amendment and until receipt by the Bank of the Company's first fiscal quarter end financial statements furnished after such date to the Bank pursuant to the requirements of
         Section 5.b(ii), the Applicable Rate shall be determined assuming a Leverage Ratio of less than 1.50:1.0 in accordance with the following table:


                                 Applicable Rate


                                         Applicable Spread*                                      Applicable
                                         Prime-based               LIBOR-based                   Unused Fee
Leverage Ratio                           Rate                      Rate                          Rate
----------------------------------------- ------------------------ ------------------------ -----------------------
greater than or equal to
2.50:1.00                                 0.00% RL                 2.00% RL                          .375%
----------------------------------------- ------------------------ ------------------------ -----------------------
less than or equal to 2.49:1.00, but
greater than or equal to 2.00:1.00
                                          0.00% RL                 1.75% RL                          .25%
----------------------------------------- ------------------------ ------------------------ -----------------------
less than or equal to1.99:1.00, but
greater than or equal to
1.50:1.00                                 0.00% RL                 1.50% RL                          .25%
----------------------------------------- ------------------------ ------------------------ -----------------------
less than 1.50:1.00                       0.00% RL                 1.25% RL                          .25%
----------------------------------------- ------------------------ ------------------------ -----------------------

      * Where "RL" means Revolving Loan.

      Such determination and resulting rate change will be effective as of the first day of the month following the receipt of the financial statements.

      Thereafter, the Applicable Rate shall be determined on the basis of the financial statements of the Company for each fiscal quarter end furnished to the Bank pursuant to the requirements of Section 5.b(ii), and shall be effective as of the first day of the month following the receipt of the financial statements. It is noted that the above table provides an Applicable Rate for a Leverage Ratio greater than that which will be permissible under the terms of Section 5.g(ii). For the avoidance of doubt, it is agreed that it is the intent of the parties that the Bank shall be free to exercise all remedies otherwise provided for in this Agreement in the event of the violation by the Company of the covenant stated in Section 5.g(ii), notwithstanding the accrual of interest upon the Loan at a rate determined in accordance with this definition.

2. REVOLVING LOAN. Section 2.a. of the Agreement is hereby amended and restated in its entirety, to read as follows and Sections 2.b and 2.c. are hereby deleted:

         a. The Revolving Loan. The Bank will make a revolving loan to the Company on the following terms and subject to the following conditions:

            (i) The Commitment -- Use of Proceeds. From this date and until March 31, 2005, the Bank agrees to make Advances (collectively, the "Revolving Loan") under a revolving line of credit from time to time to the Company of amounts not exceeding in the aggregate at any time outstanding Twenty Million Five Hundred Thousand and No/100 Dollars ($20,500,000.00) (the "Commitment"), as decreased from time to time as hereinafter set forth, provided that all of the conditions of lending stated in Section 7 of this Agreement as being applicable to the Revolving Loan have been fulfilled at the time of each Advance. Proceeds of the Revolving Loan shall initially be used to restructure the principal balance outstanding under the Term Loan and hereafter may be used by the Company only to fund working capital requirements. The initial Commitment shall be available to the Company until March 31, 2001, on which date and on each March 31 thereafter until March 31, 2005, the Commitment shall reduce by $4,100,000. In the event Advances outstanding under the Revolving Loan on such dates exceed the new Commitment amount, after giving effect to the required reduction set forth above, the Company shall, on such dates and without demand, immediately repay such excess to the Bank.

            (ii) Method of Borrowing. The obligation of the Company to repay the Revolving Loan shall be evidenced by a promissory note (the "Revolving Note") of the Company in the form of Exhibit "A" to the Tenth


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                  Amendment. So long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing and until March 31, 2005, the Company may borrow, repay and reborrow (subject to Section 2.a.(i) above) under the Revolving Note on any Banking Day, provided that no borrowing may cause the principal balance of the Loan to exceed the Commitment or may result in an Event of Default or an Unmatured Event of Default. Each Advance under the Revolving Loan shall be conditioned upon receipt by the Bank from the Company of an Application for Revolving Loan Advance and an Officer's Certificate, provided that the Bank may, at its discretion, make a disbursement upon the oral request of the Company made by an Authorized Officer, or upon a request transmitted to the Bank by telephone facsimile ("fax") machine, or by any other form of written electronic communication (all such requests for Advances being hereafter referred to as "informal requests"). In so doing, the Bank may rely on any informal request which shall have been received by it in good faith from a person reasonably believed to be an Authorized Officer. Each informal request shall be promptly confirmed by a duly executed Application and Officer's Certificate if the Bank so requires and shall in and of itself constitute the representation of the Company that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the making of the requested Advance and that the making of the requested Advance shall not cause the principal balance of the Revolving Loan to exceed the current Commitment. All borrowings and reborrowings and all repayments shall be in amounts of not less than Twenty Five Thousand Dollars ($25,000), except for repayment of the entire principal balance of the Revolving Loan and except for special prepayments of principal required under the terms of Section 2.a.(i). Upon receipt of an Application, or at the Bank's discretion upon receipt of an informal request for an Advance and upon compliance with any other conditions of lending stated in Section 7 of this Agreement applicable to the Revolving Loan, the Bank shall disburse the amount of the requested Advance to the Company. All Advances by the Bank and payments by the Company shall be recorded by the Bank on its books and records, and the principal amount outstanding from time to time, plus interest payable thereon, shall be determined by reference to the books and records of the Bank. The Bank's books and records shall be presumed prima facie to be correct as to such matters.

            (iii) Interest on the Revolving Loan. The principal amount of the
                  Revolving Loan outstanding from time to time shall bear interest until maturity of the Revolving Note at a rate per annum equal to the Prime Rate plus the Applicable Spread except that at the option of the Company, exercised from time to time as provided in Section 2.d.(i), interest may accrue prior to maturity on any Advance or on the entire outstanding balance of the Revolving Loan as to which no Optional Rate previously elected remains



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



                  in effect, at a LIBOR-based Rate for a period of one month, three months or six months, provided that an election of an Optional Rate for a period extending beyond March 31, 2005 shall be permitted only at the discretion of the Bank. After maturity, whether on March 31, 2005 or on account of acceleration of maturity upon the occurrence of an Event of Default, and until paid in full, the Revolving Loan shall bear interest at a rate equal to the Prime Rate plus three percent (3%) plus the Applicable Spread, except as to any portion of the Loan for which the Company may have elected an Optional Rate for a period of time that has not expired at maturity, such portion shall, during the remainder of such period, bear interest at the greater of the Prime Rate plus the Applicable Spread per annum or the Optional Rate then in effect plus three percent (3%) per annum. Accrued interest shall be due and payable monthly on the last Banking Day of each month prior to maturity. After maturity, interest shall be payable as accrued and without demand.

            (iv) Unused Fee. In addition to interest on the Revolving loan, the Company shall pay to the Bank a fee (the "Unused Fee") for each partial or full calendar quarter during which the Commitment is outstanding equal to the Applicable Unused Fee Rate per annum of the amount of the average daily excess of the Commitment over the average daily principal balance outstanding under the Revolving Loan. Unused fees for each calendar quarter shall be due and payable within ten (10) days following the Bank's submission of a statement of the amount due. Such fees may be debited by the Bank when due to any demand deposit account of the Company carried with the Bank without further authority.

3. EVENTS OF DEFAULT. Section 8, subsections d, e and f of the Agreement are hereby amended and restated to read in their entirety as follows:

         d. Nonpayment of Other Indebtedness for Borrowed Money. Default by the Company or any Subsidiary in the payment when due, whether by acceleration or otherwise, of any other material indebtedness for borrowed money, or default in the performance or observance of any obligation or condition with respect to any such other indebtedness if the effect of such default is to accelerate the maturity of such other indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its scheduled maturity, unless the Company or any Subsidiary is contesting the existence of such default in good faith and by appropriate proceedings and that appropriate reserves have been established with respect thereto.




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


         e. Other Material Obligations. Subject to the expiration of any applicable grace period, default by the Company or any Subsidiary in the payment when due, or in the performance or observance of any material obligation of, or condition agreed to by the Company or any Subsidiary with respect to any material purchase or lease of goods, securities or services except only to the extent that the existence of any such default is being contested in good faith and by appropriate proceedings and that appropriate reserves have been established with respect thereto.

         f. Bankruptcy, Insolvency, etc. The Company or any Subsidiary admitting in writing its inability to pay its debts as they mature or an administrative or judicial order of dissolution or determination of insolvency being entered against the Company or any Subsidiary; or the Company or any Subsidiary applying for, consenting to, or acquiescing in the appointment of a trustee or receiver for the Company or any Subsidiary or any property thereof, or the Company or any Subsidiary making a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee or receiver being appointed for the Company or any Subsidiary or for a substantial part of its property and not being discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding being instituted by or against the Company or any Subsidiary, and, if involuntary, being consented to or acquiesced in by the Company or any Subsidiary or remaining for sixty (60) days undismissed.

4. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Tenth Amendment, the Company represents and warrants to the Bank that:

         a. The execution and delivery of this Tenth Amendment, the execution and delivery of all of the other documents executed in connection herewith, and the performance by the Company of its obligations under this Tenth Amendment and all of the documents executed in connection herewith are within the corporate power of the Company, have been duly authorized by all necessary corporate action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of the Articles of Incorporation or Bylaws of the Company or of any agreement binding upon the Company or any of its property.

         b. This Tenth Amendment and all of the documents executed by the Company in connection herewith are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.




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


         c. The representations and warranties contained in Section 3 of the Agreement are true and correct as of the date hereof except that the representations contained in Section 3.d. of the Agreement shall be deemed to refer to the latest financial statements furnished by the Company to the Bank.

         d. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date of this Tenth Amendment.

5. CONDITIONS PRECEDENT. This Tenth Amendment shall become effective upon the Bank's receipt of the following, contemporaneously with the execution of this Tenth Amendment, each duly executed, dated and in form and substance satisfactory to the Bank:

         a. This Tenth Amendment;

         b. The replacement Revolving Loan Note;

         c. Certified copies of Resolutions of the Board of Directors of the Company, authorizing the execution, delivery and performance, respectively of this Tenth Amendment and the Revolving Loan Note, and the other Loan Documents to which such entity is a party;

         d. Certificate of the Secretary of the Company certifying the name of the officer or officers authorized to sign each document to which the Company is a party, together with a sample of the true signature of each such officer;

         e. Copies of the Articles of Incorporation and Bylaws of the Company certified by the Secretary of such entity or a Certificate of No Change to such documents if previously delivered to the Bank;

         f. An opinion of counsel for the Company in form and substance acceptable to the Bank and its counsel;

         g. Receipt of payment of the reasonable legal fees and expenses of Bank's counsel at closing or immediately upon receipt by Borrower of an invoice therefor.

         h. Such other documents as the Bank may reasonably request, including but not limited to all documents filed with the Securities and Exchange Commission regarding the tender offer.

6. PRIOR AGREEMENTS. The Agreement, as amended by this Tenth Amendment, supersedes all previous agreements and commitments made or issued by the Bank, related to all of the subjects of the Agreement, as amended by this Tenth Amendment, and any oral or written proposals or commitments made or issued by the Bank.



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




7. AFFIRMATION. Except as expressly amended by this Tenth Amendment, all of the terms and conditions of the Agreement and each of the Loan Documents remains in full force and effect.

         Executed on May 16, 2000 but effective as of May 15, 2000.


                                     ESCALADE, INCORPORATED


                                     By /s/ John R. Wilson
                                       ----------------------------------------
                                        John R. Wilson, Secretary


                                     BANK ONE, INDIANA, NATIONAL ASSOCIATION


                                     By /s/ Steven J. Krakoski
                                       ----------------------------------------
                                        Steven J. Krakoski, Vice President and
                                        Senior Relationship Manager



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


                           Reaffirmation of Guaranties

         The undersigned, each a duly appointed officer of the Guarantors identified below, hereby ratify and affirm that their Unconditional Limited Guarantors previously executed and delivered in favor of the Bank continue unchanged and in full force and effect as to the indebtedness of the Company to the Bank as it now exists and as it may be increased, extended, renewed or amended from time to time hereinafter.

         Executed and delivered by each of the Guarantors as of the date written opposite their respective names below.


                                       MARTIN YALE INDUSTRIES, INC.



Date: May 16, 2000                     By /s/ John R. Wilson
                                          -----------------------------
                                          John R. Wilson, Secretary
                                             (Printed Name and Title)


                                       INDIAN INDUSTRIES, INC.



Date: May 16, 2000                     By /s/ John R. Wilson
                                          -----------------------------
                                          John R. Wilson, Secretary
                                             (Printed Name and Title)


                                       HARVARD SPORTS, INC.



Date: May 16, 2000                     By /s/ John R. Wilson
                                          -----------------------------
                                          John R. Wilson, Secretary
                                             (Printed Name and Title)



                                       MASTER PRODUCTS MANUFACTURING, INC.



Date: May 16, 2000                     By /s/ John R. Wilson
                                          -----------------------------
                                          John R. Wilson, Secretary
                                             (Printed Name and Title)




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